================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                          HOLLINGER INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                      93-3518892
  (State or other jurisdiction of                         (IRS Employer
   incorporation or organization)                       Identification No.)

                                712 Fifth Avenue
                               New York, NY 10019
   (Address, including zip code, of Registrant's principal executive offices)

                              ____________________

                          Hollinger International Inc.
                           1999 Stock Incentive Plan
                            (FULL TITLE OF THE PLAN)
                              ____________________

                               James R. Van Horn
                       Vice President and General Counsel
                         Hollinger International, Inc.
                                712 Fifth Avenue
                               New York, NY 10019
                                 (212) 586-5666
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                              ____________________

                                    COPY TO:
                              Judith Thoyer, Esq.
                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                          1285 Avenue of the Americas
                         New York, New York 10019-6064
                                 (212) 373-3000
                              ____________________

                                               CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                                                    Proposed Maximum    Proposed Maximum      Amount of
         Title of Each Class of                    Amount to be      Offering Price    Aggregate Offering   Registration
      Securities to be Registered                 Registered (1)       Per Share              Price              Fee
---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01          4,647,823 shares (2)      $8.19(3)           $38,065,671         $4,074
per share
---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01          3,852,177 shares (4)      $7.96(5)           $30,663,329         $3,281
per share
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2) Consists of shares of Hollinger International Inc.'s Class A Common Stock underlying awards granted and outstanding under Hollinger International Inc.'s 1999 Stock Incentive Plan (the "1999 Plan").
(3) Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the weighted average exercise price of the options granted.
(4) Consists of shares of Hollinger International Inc.'s Class A Common Stock reserved for issuance upon the exercise of awards to be granted under the 1999 Plan.
(5) Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices for Hollinger International Inc.'s Class A Common Stock reported on the New York Stock Exchange Composite Tape on April 24, 2006.

===============================================================================

                                EXPLANATORY NOTE

         The Section 10(a) prospectus delivered by Hollinger International Inc. (the "Company") to participants in the Company's 1999 Stock Incentive Plan (the "1999 Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), was prepared in accordance with the requirements of Form S-8 and relates to shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), which have been reserved for issuance pursuant to the awards granted or to be granted under the Plan. The information regarding the Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information required in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents and information previously filed with the Securities and Exchange Commission by the Company are hereby incorporated by reference in this registration statement: (i) the Company's Annual Report on Form 10-K for year ended December 31, 2005 and (ii) the description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A, including all amendments and reports updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

         The Company's Restated Certificate of Incorporation limits the personal liability of the directors of the Company to the fullest extent permitted by Section 102(b)(7) of the DGCL except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

         We maintain directors' and officers' liability insurance for our officers and directors.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.     EXHIBITS

4.1         Restated Certificate of Incorporation of the Company  (Incorporated
            by reference  to Exhibit 3.1 to Annual  Report on Form 10-K for the
            year ended December 31, 2003 filed on January 18, 2005).
4.2         By-laws of the Company,  as amended  (Incorporated  by reference to
            Exhibit  3.2 to  Annual  Report  on Form  10-K for the  year  ended
            December 31, 2003 filed on January 18, 2005).
5.1*        Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1*       Consent of Paul, Weiss,  Rifkind,  Wharton & Garrison LLP (included as part of Exhibit 5.1).
23.2*       Consent of Independent Registered Public Accounting Firm.
24.1*       Power of Attorney (included on the signature page).

* Filed herewith.


ITEM 9.     UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, THAT:

         (A) paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (B) paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

         (C) paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 27, 2006.

                                       HOLLINGER INTERNATIONAL INC.



                                       By: /s/ Gordon A. Paris
                                           ---------------------------------
                                           Name:  Gordon A. Paris
                                           Title: Chairman and President and
                                                  Chief Executive Officer


                               POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints James R. Van Horn and Gordon A. Paris, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to intents and purposes as he might do or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant  to  the   requirements   of  the  Securities   Act,  this
Registration Statement has been signed below on April 27, 2006 by the following persons in the capacities indicated.

          SIGNATURE                                    TITLES
          ---------                                    ------

   /s/ Gordon A. Paris               Chairman and President and Chief
-------------------------------      Executive Officer
   Gordon A. Paris                   (Principal Executive Officer)


   /s/ Gregory A. Stocklosa          Vice President and Chief Financial Officer
-------------------------------      (Principal Financial Officer)
   Gregory A. Stoklosa


   /s/ Thomas L. Kram                Corporate Controller
-------------------------------      (Principal Accounting Officer)
   Thomas L. Kram


   /s/ John F. Bard                  Director
-------------------------------
   John F. Bard


   /s/ Stanley M. Beck               Director
-------------------------------
   Stanley M. Beck

          SIGNATURE                                    TITLES
          ---------                                    ------

   /s/ Randall C. Benson             Director
-------------------------------
   Randall C. Benson


   /s/ Cyrus F. Freidheim, Jr.       Director
-------------------------------
   Cyrus F. Friedheim, Jr.


   /s/ John M. O'Brien               Director
-------------------------------
   John M. O'Brien


   /s/ Graham W. Savage              Director
-------------------------------
   Graham W. Savage


   /s/ Raymond G.H. Seitz            Director
-------------------------------
   Raymond G.H. Seitz


   /s/ Raymond S. Troubh             Director
-------------------------------
   Raymond S. Troubh

                               INDEX TO EXHIBITS
                               -----------------


   4.1 Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 2003 filed on January 18, 2005).

   4.2 By-laws of the Company, as amended (Incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for the year ended December 31, 2003 filed on January 18, 2005).

   5.1*     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

   23.1* Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1).

   23.2*    Consent of Independent Registered Public Accounting Firm.

   24.1*    Power of Attorney (included on the signature page).



* Filed herewith.